EXHIBIT 23.1





                          INDEPENDENT AUDITORS' CONSENT


The Shareholders
United Dominion Industries Limited:


We consent to incorporation by reference in Registration Statements Nos. 33-46701, 2-92247, 33-65044, 33-97696, 333-1824 and 333-8230 of United Dominion
Industries Limited on Forms S-8 and Registration Statement No. 333-94847 of United Dominion Industries Limited, United Dominion Holdings, Inc. and United Dominion Industries, Inc. on Form F-3 of our reports dated January 28, 2000, relating to the consolidated statements of financial position of United Dominion Industries Limited as at December 31, 1999 and 1998 and the related consolidated statements of income, cash flows and changes in shareholders' equity and the related financial statement schedule for each of the years in the three-year period ended December 31, 1999, which reports appear in the December 31, 1999 annual report on Form 10-K/A of United Dominion Industries Limited.



                                       /s/  KPMG LLP
                                       Chartered Accountants


Toronto, Canada
May 12, 2000